Exhibit 1.1
Execution Copy
First Industrial Realty Trust, Inc.
12,500,000 Shares
Common Stock
Underwriting Agreement
September 29, 2009
J.P. Morgan Securities Inc.
As Representative of the several Underwriters
     named on Schedule I hereto
c/o J.P. Morgan Securities Inc.
383 Madison Avenue
New York, New York 10179
Ladies and Gentlemen:
     First Industrial Realty Trust, Inc., a Maryland corporation (the “Company”), by this agreement (the “Agreement”) proposes to issue and sell to the several underwriters listed in Schedule I hereto (the “Underwriters”), for whom you are acting as representative (the “Representative”), an aggregate of 12,500,000 shares of common stock (the “Firm Securities”), par value $0.01 per share (“Common Stock”), and also proposes to issue and sell to the Underwriters, at the option of the Underwriters, an aggregate of not more than 1,875,000 additional shares (“Optional Securities”) of Common Stock as set forth below. The Firm Securities and the Optional Securities are herein collectively called the “Securities.”
     The Company and First Industrial, L.P., a Delaware limited partnership whose sole general partner is the Company (the “Operating Partnership”), have prepared and filed with the Securities and Exchange Commission (the “Commission”) in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a registration statement (file number 333-157771) on Form S-3, including the related prospectus (the “Base Prospectus”), relating to certain securities (the “Shelf Securities”) to be issued from time to time by the Company or the Operating Partnership, as the case may be. The Company also has filed, or proposes to file, with the Commission pursuant to Rule 424 under the Securities Act (“Rule 424”) a prospectus supplement specifically relating to the Securities (a “Prospectus Supplement”). The registration statement as amended to the date of this Agreement and including any registration statement filed pursuant to Rule 462(b) under the Securities Act (a “Rule 462(b) Registration Statement”) is hereinafter referred to as the “Registration Statement.” For purposes of this Agreement, “Effective Time” with respect to the Registration Statement means if the Company has advised the Underwriters that it does not propose to amend such registration statement, the date and time as of which such registration statement, or the most recent post-effective amendment thereto (if any) filed prior to the execution and delivery of this Agreement, was declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c). Any reference in this Agreement to the Registration

Statement, the Prospectus as defined hereunder or any preliminary prospectus (a “preliminary prospectus”), as the case may be, previously filed with the Commission pursuant to Rule 424 shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act which were filed under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) on or before the date of this Agreement or the date of the Registration Statement or the Prospectus, as the case may be; and any reference to “amend,” “amendment” or “supplement” with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include any documents filed under the Exchange Act after the date of this Agreement, or the date of the Registration Statement or the Prospectus, as the case may be, which are deemed to be incorporated by reference therein. “Registration Statement” without reference to a time means the Registration Statement as of its Effective Time. “Registration Statement” as of any specified time means the Registration Statement in the form then filed with the Commission immediately prior to that time, including any amendment thereto or any document incorporated by reference therein and any prospectus deemed or retroactively deemed to be a part thereof that has not been superseded or modified. For purposes of the previous sentence, information contained in a form of prospectus or prospectus supplement that is deemed retroactively to be a part of the Registration Statement pursuant to Rule 430A shall be considered to be included in the Registration Statement as of the time specified in Rule 430A. “Statutory Prospectus” as of any specified time means the prospectus included in the Registration Statement immediately prior to that time, including any document incorporated by reference therein and any prospectus supplement deemed or retroactively deemed to be a part thereof that has not been superseded or modified. For purposes of the preceding sentence, information contained in a form of prospectus that is deemed retroactively to be a part of the Registration Statement pursuant to Rule 430A shall be considered to be included in the Statutory Prospectus as of the actual time that form of prospectus is filed with the Commission pursuant to Rule 424(b) (“Rule 424(b)”) under the Securities Act. “Prospectus” means the Statutory Prospectus in the form first used (or made available upon request of purchasers pursuant to Rule 173) in connection with confirmation of sales of the Securities that discloses the public offering price and other final terms of the Securities and otherwise satisfies Section 10(a) of the Securities Act. “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 405, relating to the Securities in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g). “General Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified as such in Schedule II to this Agreement. “Limited Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Issuer Free Writing Prospectus, including the electronic road show related to the Securities posted on http://www.netroadshow.com on September 29, 2009. “Applicable Time” means 5:15 P.M. (Eastern time) on the date of this Agreement. All references in this Agreement to financial statements and schedules and other information which is “contained,” “included,” “described” or “stated” in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement or Prospectus, as the case may be.
     At or prior to the Applicable Time, the Company had prepared the following information, (the “Applicable Time Information”): (1) any Issuer Free Writing Prospectus referenced on Schedule II hereto, (2) the preliminary Prospectus Supplement dated September 29, 2009 together with the Base Prospectus and (3) any filing under the Exchange Act which is deemed incorporated by reference in the Base Prospectus, the preliminary Prospectus Supplement or the Registration Statement.
     The Company hereby agrees with the Underwriters as follows:

     1. The Company agrees to issue and sell the Securities to each Underwriter as hereinafter provided, and each Underwriter, on the basis of the representations, warranties and agreements herein contained, but subject to the conditions hereinafter stated, agrees to purchase, severally and not jointly, from the Company the number of Securities set forth opposite such Underwriters’ name in Schedule I hereto at a purchase price per share of $5.026875 (the “Purchase Price”).
     2. The Company understands that the several Underwriters intend (i) to make a public offering (the “Offering”) of their respective portions of the Securities as soon after the execution of this Agreement as in the judgment of the Underwriters is advisable and (ii) initially to offer the Securities upon the terms to be set forth in the Prospectus.
     3. (a) Payment for the Firm Securities shall be made to the Company or to its order in immediately available funds at the offices of Clifford Chance US LLP, 31 West 52nd Street, New York, New York 10019, at 10:00 A.M., New York City time, on October 5, 2009 (or at such other time and place on the same or such other date, not later than the third Business Day thereafter, as you and the Company may agree in writing). Such payment will be made upon delivery to the Underwriters of the Securities registered in such names and in such denominations as you shall request not less than two full Business Days prior to the date of delivery, with any transfer taxes payable in connection with transfer to the Underwriters duly paid by the Company. As used herein, the term “Business Day” means any day other than a day on which banks are permitted or required to be closed in New York City or the City of Chicago. The time and date of such payment and delivery with respect to the Firm Securities are referred to herein as the “First Closing Date.” The Firm Securities will be delivered through the book-entry facilities of The Depository Trust Company (“DTC”).
          (b) In addition, the Underwriters may exercise the option to purchase the Optional Securities at any time, in whole, or from time to time in part, at the Purchase Price, on or before the 30th day following the date of the Prospectus, by written notice from the Representative to the Company; provided that the Purchase Price for any Optional Securities shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Securities but not payable on such Optional Securities. The Company agrees to sell to the Underwriters the number of shares of Optional Securities specified in such notice, and the Underwriters agree to purchase such Optional Securities. Such Optional Securities shall be purchased by you only for the purpose of covering over-allotments made in connection with the sale of the Firm Securities. No Optional Securities shall be sold or delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Securities or any portion thereof may be exercised once and to the extent not previously exercised may be surrendered and terminated at any time upon notice by the Underwriters to the Company.
          (c) The time for the delivery of and payment for the Optional Securities (the “Optional Closing Date”) which may be the First Closing Date (the First Closing Date and each Optional Closing Date, if any, being sometimes referred to as a “Closing Date”), shall be determined by the Underwriters but shall be not later than five full Business Days after written notice of election to purchase Optional Securities is given.
          (d) Payment for the Optional Securities shall be made to the Company or to its order in immediately available funds on the date and at the time and place set forth in the written notice set forth in Section 3(a) above (or at such other time and place on the same or such other date, not later than the third Business Day thereafter, as you and the Company may agree in writing). Such payment will be made upon delivery to the Underwriters of the Securities registered in such names and in such denominations as you shall request not less than two full Business days prior to the date of delivery, with any transfer taxes payable in connection with transfer to the Underwriters duly paid by the Company. The Optional Securities will be delivered through the book entry facilities of DTC.
     4. Each of the Company and the Operating Partnership severally covenants and agrees with the Underwriters as follows:
          (a) In respect of the offering of the Securities, the Company will (i) prepare a Prospectus Supplement setting forth the number of Securities covered thereby, the name of the Underwriters participating in the offering and the number of Securities which each severally has agreed to purchase, the price at which the Securities are to be purchased by the Underwriters from the Company, the initial public offering price, the selling concession and reallowance, if any, and such other information as the Underwriters and the Company deem appropriate in connection with the offering of the Securities, (ii) file the Statutory Prospectus in a form approved by you pursuant to Rule 424 under the Securities Act within the applicable time period prescribed by such rule for such filing (iii) file any Issuer Free Writing Prospectus to the extent required by Rule 433 under the Securities Act; and file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities; and (iv) furnish copies of the Statutory Prospectus to the Underwriters and to such dealers as you shall specify in New York City prior to 10:00 A.M., New York City time as soon as practicable after the date of this Agreement in such quantities as you may reasonably request. The Company has complied and will comply with Rule 433;
          (b) The Company will comply with the Securities Act and the Exchange Act so as to permit the completion of the distribution of the Securities contemplated in this Agreement and in the Registration Statement and the Prospectus. At any time when the Prospectus is (or but for the exemption in Rule 172 would be) required to be delivered under the Securities Act or the Exchange Act in connection with sales of Securities, the Company will advise you promptly and, if requested by you, confirm such advice in writing, of (i) the effectiveness of any amendment to the Registration Statement, (ii) the transmittal to the Commission for filing of any Prospectus or other supplement or amendment to the Prospectus to be filed pursuant to the Securities Act, (iii) the receipt of any comments from the Commission relating to the Registration Statement, any preliminary prospectus, the Prospectus or any of the transactions contemplated by this Agreement, (iv) any request by the Commission for post-effective amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information, (v) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for such purposes, and (vi) the happening of any event which makes any statement of a material fact made in the Registration Statement, the Prospectus or the Applicable Time Information untrue or which requires the making of any additions to or changes in the Registration Statement, the Prospectus or the Applicable Time Information in order to make the statements therein not misleading. The Company will make every reasonable effort to prevent the issuance of any stop order and, if at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Company will make every reasonable effort to obtain the withdrawal or lifting of such order at the earliest possible time;
          (c) The Company will furnish to you, without charge, such number of conformed copies of the Registration Statement as first filed with the Commission and of each amendment to it, including all exhibits and documents incorporated by reference, as you may reasonably request. If applicable, the copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to the

Commission’s Electronic Data Gathering and Retrieval System (“EDGAR”), except to the extent permitted by Regulation S-T;
          (d) At any time when the Prospectus is (or but for the exemption in Rule 172 would be) required to be delivered under the Securities Act or the Exchange Act in connection with sales of Securities, not to prepare, use, authorize, approve, refer to or file any Issuer Free Writing Prospectus or any amendment to the Registration Statement or any Rule 462(b) Registration Statement or to make any amendment or supplement to the Prospectus of which you shall not previously have been advised or to which you or counsel for the Underwriters shall reasonably object; and to prepare and file with the Commission, promptly upon your reasonable request, any amendment to the Registration Statement, Rule 462(b) Registration Statement, Issuer Free Writing Prospectus, or amendment or supplement to the Prospectus which, in the opinion of counsel for the Underwriters, may be necessary in connection with the distribution of the Securities by you, and to use its reasonable best efforts to cause the same to become promptly effective. If applicable, the Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T;
          (e) (i) If, at any time when the Prospectus is (or but for the exemption in Rule 172 would be) required to be delivered under the Securities Act or the Exchange Act in connection with sales of Securities, any event shall occur as a result of which, in the opinion of counsel for the Underwriters, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Prospectus to comply with any law, the Company will forthwith prepare and file with the Commission an appropriate amendment or supplement to the Prospectus (in form and substance reasonably satisfactory to counsel for the Underwriters) so that the statements in the Prospectus, as so amended or supplemented, will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when it is so delivered, not misleading, or so that the Prospectus will comply with any law, and to furnish to each Underwriter and to such dealers as the Representative may designate, such number of copies thereof as such Underwriter or dealers may reasonably request and (ii) if any time prior to each Closing Date (1) any event shall occur or condition shall exist as a result of which the Applicable Time Information as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances, not misleading or (2) it is necessary to amend or supplement the Applicable Time Information to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above; file with the Commission (to the extent required) and furnish to each Underwriter and to such dealers as the Representative may designate, such amendments or supplements to the Applicable Time Information as may be necessary so that the statements in the Applicable Time Information as so amended or supplemented will not, in the light of the circumstances, be misleading or so that the Applicable Time Information will comply with law;
          (f) The Company will use its reasonable best efforts, in cooperation with the Underwriters, to qualify, register or perfect exemptions for the Securities for offer and sale by the several Underwriters to qualified institutions under the applicable state securities, Blue Sky and real estate syndication laws of such jurisdictions as you may reasonably request; provided, however, the Company will not be required to qualify as a foreign corporation, file a general consent to service of process in any such jurisdiction, subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject, or provide any undertaking or make any change in its charter or by-laws that the Board of Directors of the Company reasonably determines to be contrary to the best interests of the Company and its stockholders. In each jurisdiction in which the Securities have been so qualified or registered, the Company will use all reasonable efforts to file such statements and reports as may be required by the laws of such jurisdiction, to continue such qualification or registration in effect for so long a period as the Underwriters may reasonably request for the distribution of the Securities and to file such consents to service of process or other documents as may be necessary in order to effect such qualification or registration; provided, however, the Company will not be required to qualify as a foreign corporation, file a general consent to service of process in any such jurisdiction, subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject, or provide any undertaking or make any change in its charter or by-laws that the Board of Directors of the Company reasonably determines to be contrary to the best interests of the Company and its stockholders;
          (g) To make generally available to the Company’s stockholders as soon as reasonably practicable but not later than 40 days after the close of the period covered thereby (60 days (or 75 days in the event Company is no longer a “large accelerated filer” as defined in Rule 12b-2 of the Exchange Act) in the event the close of such period is the close of the Company’s fiscal year), an earning statement (in form complying with the provisions of Rule 158 of the Securities Act) covering a period of at least twelve months after the effective date of the Registration Statement (but in no event commencing later than 60 days (or 75 days in the event the Company is no longer a “large accelerated filer” as defined in Rule 12b-2 of the Exchange Act) after such date) which shall satisfy the provisions of Section 11(a) of the Securities Act, and, if required by Rule 158 of the Securities Act, to file such statement as an exhibit to the next periodic report required to be filed by the Company under the Exchange Act covering the period when such earning statement is released;
          (h) During the period when the Prospectus is (or but for the exemption in Rule 172 would be) required to be delivered under the Securities Act or the Exchange Act in connection with sales of the Securities, to file all documents required to be filed by it with the Commission pursuant to Section 13, 14 or 15 of the Exchange Act within the time periods required by the Exchange Act;
          (i) The Company will use its reasonable best efforts to do and perform all things required to be done and performed under this Agreement by the Company prior to each Closing Date and to satisfy all conditions precedent to the delivery of the Securities;
          (j) The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Registration Statement, the Applicable Time Information and the Prospectus Supplement under “Use of Proceeds;”
          (k) The Company will use its best efforts to continue to qualify as a real estate investment trust (“REIT”) under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the “Code”), unless the Company’s board of directors determines that it is no longer in the best interests of the Company to be so qualified;
          (l) The Company will not, at any time, directly or indirectly, take any action intended, or which might reasonably be expected to cause or result in, or which will constitute stabilization of the price of the Securities to facilitate the sale or resale of any Securities in violation of the Securities Act;
          (m) The Company will cooperate with the Representative and use commercially reasonable efforts to permit the Securities to be eligible for clearance and settlement through the facilities of DTC;
          (n) The Company will use its best efforts to list, subject to notice of issuance, the Securities on The New York Stock Exchange, Inc. (the “NYSE”);

          (o) For the period specified below (the “Lock-Up Period”), the Company will not (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of directly or indirectly, or file with the Commission a registration statement under the Securities Act relating to, any additional shares of its Securities or securities convertible into or exchangeable or exercisable for any shares of its Securities, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Securities or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Securities or such other securities, in cash or otherwise, without the prior written consent of the Representative, except issuances of Securities pursuant to the conversion or exchange of convertible or exchangeable securities pursuant to the contractual terms of those securities or the exercise of warrants or options or vesting of restricted stock units, in each case outstanding on the date hereof, sales of Common Stock under the Company’s Dividend Reinvestment and Direct Stock Purchase Plan, grants of Common Stock, employee stock options or restricted stock units pursuant to the terms of a plan in effect on the date hereof, issuances of Securities pursuant to the exercise of such options or the exercise of any other employee stock options outstanding on the date hereof or the redemption, repurchase or other acquisition by the Company or the Operating Partnership of any of their outstanding debt securities (including, without limitation, the Operating Partnership’s Exchangeable Senior Notes due 2011). The initial Lock-Up Period will commence on the date hereof and will continue and include the date 60 days after the date of the Prospectus or such earlier date that the Representative consents to in writing; provided, however, that if (1) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or material news or a material event relating to the Company occurs or (2) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the occurrence of the material news or material event, as applicable, unless the Representative waives, in writing, such extension. The Company will provide the Representative with notice of any announcement described in clause (2) of the preceding sentence that gives rise to an extension of the Lock-Up Period;
          (p) The Company will prepare and file or transmit for filing with the Commission in accordance with Rule 424(b) of the Securities Act the Prospectus;
          (q) For 12 months after the date hereof, the Company will furnish to the Representative, as soon as they are available, copies of all reports or other communications (financial or other) furnished to holders of the Securities, and copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange or automatic quotation system; provided the Company will be deemed to have furnished such reports and financial statements to the Representative to the extent they are filed on EDGAR; and
          (r) The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.
     5. Free Writing Prospectuses. The Company represents and agrees that, unless it obtains the prior consent of the Underwriters, and the Underwriters represent and agree that, unless they obtain the prior consent of the Company, neither the Company nor the Underwriters have made nor will make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Company and the Underwriters is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping.
     6. The Company and the Operating Partnership, jointly and severally, represent and warrant to each Underwriter as of the date hereof and at each Closing Date that:
          (a) The Company and the Operating Partnership meet the requirements for use of Form S-3. The Registration Statement was filed by the Company and the Operating Partnership with the Commission not earlier than three years prior to the date hereof and has been declared effective by the Commission;
          (b) As of the applicable effective date of the Registration Statement and any post-effective amendment thereto, the Registration Statement and any such post-effective amendment complied and will comply in all material respects with all applicable provisions of the Securities Act, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. As of the date of the Prospectus and any amendment or supplement thereto, the First Closing Date and any Optional Closing Date, as the case may be, the Prospectus will comply in all material respects with all applicable provisions of the Securities Act and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If a Rule 462(b) Registration Statement is filed in connection with the offering and sale of the Securities, the Company and the Operating Partnership will have complied or will comply with the requirements of Rule 111 under the Securities Act relating to the payment of filing fees therefor. The foregoing representations and warranties in this Section 6(b) do not apply to any statements or omissions made in reliance on and in conformity with information relating to any Underwriters furnished in writing to the Company or the Operating Partnership by the Underwriters specifically for inclusion in the Registration Statement or Prospectus or any amendment or supplement thereto. Neither the Company nor the Operating Partnership has distributed, and prior to the later of the First Closing Date and the completion of the distribution of the Securities, will not distribute, any offering material in connection with the offering or sale of the Securities other than the Registration Statement, the preliminary prospectus, the Prospectus or any other materials, if any, permitted by the Securities Act (which were disclosed to the Underwriters and the Underwriters’ counsel and are listed on Schedule II hereof);
          (c) Each preliminary prospectus supplement, filed pursuant to Rule 424 under the Securities Act complied or will comply when so filed in all material respects with all applicable provisions of the Securities Act; did not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with the offering of Securities will, at the time of such delivery, be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T;
          (d) The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the Prospectus and the Applicable Time Information pursuant to Item 12 of Form S-3 under the Securities Act, at the time they were, or hereafter are, filed with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act, and, when read together with other information included in, and incorporated by reference in, the Registration

Statement, the Prospectus and the Applicable Time Information, at the time the Registration Statement became effective, as of the date of the Prospectus, the Applicable Time and as of each Closing Date, or during the period specified in Section 4(e) did not and will not include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The foregoing representations and warranties in this Section 6(d) do not apply to any statements or omissions made in reliance on and in conformity with information relating to any Underwriters furnished in writing to the Company or the Operating Partnership by the Underwriters specifically for inclusion in the Registration Statement, Prospectus or the Applicable Time Information or any amendment or supplement thereto;
          (e) At the time of filing the Registration Statement and at the date of this Agreement, each of the Company and the Operating Partnership was not and is not an “ineligible issuer,” as defined in Rule 405, including as a result of (x) the Company, the Operating Partnership or any other subsidiary in the preceding three years having been convicted of a felony or misdemeanor or having been made the subject of a judicial or administrative decree or order as described in Rule 405 and (y) the Company or the Operating Partnership in the preceding three years having been the subject of a bankruptcy petition or insolvency or similar proceeding, having had a registration statement be the subject of a proceeding under Section 8 of the Securities Act or being the subject of a proceeding under Section 8A of the Securities Act in connection with the offering of the Securities, all as described in Rule 405;
          (f) As of the Applicable Time, neither the Applicable Time Information, nor any individual Limited Use Issuer Free Writing Prospectus, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any prospectus included in the Applicable Time Information or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by the Representative specifically for use therein, it being understood and agreed that the only such information furnished by the Underwriters consists of the information described in the second paragraph of Section 7 hereof. No statement of material fact included in the Prospectus has been omitted from the Applicable Time Information and no statement of material fact included in the Applicable Time Information that is required to be included in the Prospectus has been omitted therefrom;
          (g) Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities or until any earlier date that the Company notified or notifies the Underwriters as described in the second following sentence, will comply in all material respects with all applicable provisions of the Securities Act and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities or until any earlier date that the Company notified or notifies the Underwriters as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, (i) the Company has promptly notified or will promptly notify the Underwriters and (ii) the Company has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission. The foregoing two sentences do not apply to statements in or omissions from any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by the Underwriters specifically for use therein, it being understood and agreed that the only such information furnished by the Underwriters consists of the information described as such in the second paragraph of Section 7 hereof;
          (h) The Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not made, used, prepared, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any Issuer Free Writing Prospectus other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act, (ii) any documents listed on Schedule II hereto and other written communications approved in writing in advance by the Representative or (iii) the electronic road show related to the Securities posted on http://www.netroadshow.com on September 29, 2009. Each such Issuer Free Writing Prospectus complied in all material respects with the Securities Act, has been filed in accordance with the Securities Act (to the extent required thereby) and did not, and at each Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in any Issuer Free Writing Prospectus;
          (i) The Company has been duly organized and is validly existing as a corporation under and by virtue of the laws of the State of Maryland, and is in good standing with the State Department of Assessments and Taxation of Maryland. The Operating Partnership has been duly organized and is validly existing as a limited partnership in good standing under and by virtue of the Delaware Revised Uniform Limited Partnership Act. Each of First Industrial Financing Partnership, L.P. (the “Financing Partnership”), First Industrial Securities, L.P. (“Securities, L.P.”), First Industrial Mortgage Partnership, L.P. (the “Mortgage Partnership”), First Industrial Pennsylvania, L.P. (“FIP”), First Industrial Harrisburg, L.P. (“FIH”), FI Development Services, L.P. (“FIDS”), First Industrial Texas, L.P. (“FIT”) and First Industrial Indianapolis, L.P. (“FII”), FR FirstCal, LLC (“FRFC”), First Industrial Investment II, LLC (successor by merger to First Industrial Investment, Inc.) (“FIII”) and FR Investment Properties, LLC (“FRIP”) (the Financing Partnership, Securities, L.P., the Mortgage Partnership, FIP, FIH, FIDS, FIT, FII, FRFC, FIII and FRIP are referred to collectively herein as the “Partnership Subsidiaries”) has been duly organized and is validly existing as a limited partnership in good standing under and by virtue of the laws of its jurisdiction of organization. Each of First Industrial Harrisburg Corporation (“FIHC”), First Industrial Securities Corporation (“FISC”), First Industrial Indianapolis Corporation (“FIIC”), First Industrial Finance Corporation (“FIFC”), First Industrial Mortgage Corporation (“FIMC”), FI Development Services Corporation (“FIDSC”), First Industrial Pennsylvania Corporation (“FIPC”) and First Industrial Investment Properties, Inc. (“FIIP”) (FIHC, FISC, FIIC, FIFC, FIMC, FIDSC, FIPC and FIIP are referred to collectively herein as the “Corporate Subsidiaries,” and the Partnership Subsidiaries and the Corporate Subsidiaries are referred to herein collectively as the “Subsidiaries” or individually as a “Subsidiary”) has been duly organized and is validly existing as a corporation or limited liability company, as the case may be, in good standing under and by virtue of the laws of its jurisdiction of incorporation or formation. Other than the Subsidiaries, no entity in which the Company owns any equity securities constitutes, individually or in the aggregate, a “significant subsidiary” under Rule 1-02 of Regulation S-X (substituting “net income” for “income from continuing operations”) promulgated under the Exchange Act. The Company is the sole general partner of the Operating Partnership. FIFC is a wholly-owned subsidiary of the Company and is the sole general partner of the Financing Partnership. FIMC is a wholly-owned subsidiary of the Company and is the sole general partner of the Mortgage Partnership. FISC is a wholly-owned subsidiary of the Company and is the sole general partner of Securities, L.P. FIPC is a wholly-owned subsidiary of the Company and is the sole general partner of FIP. FIIC is a wholly-owned subsidiary of the Company and is the sole general partner of FII. FIHC is a wholly-owned subsidiary of the Company and is the sole general partner of FIH. FIDSC is a wholly-owned subsidiary of the Company and is the sole general partner of FIDS. The Operating Partnership is the sole limited partner of each Partnership Subsidiary. The Company, the Operating Partnership and each of the Subsidiaries has, and at each Closing Date will have, full corporate, limited partnership or limited liability company power and authority, as the case may be, to conduct all the activities conducted by it, to own, lease or operate all the properties and other assets owned, leased or operated by it and to conduct its business in which it engages or proposes to engage as described in the Prospectus and the transactions contemplated hereby. The Company and each of the Corporate Subsidiaries is, and at each Closing Date will be, duly qualified or registered to do business and in good standing as a foreign corporation or limited liability company, as the case may be, in all jurisdictions in which the nature of the activities conducted by it or the character of the properties and assets owned, leased or operated by it makes such qualification or registration necessary, except where failure to obtain such qualifications or registration will not have a material adverse effect on (i) the condition, financial or otherwise, or the earnings, assets or business affairs or prospects of the Operating Partnership, Company and their Subsidiaries, taken as a whole, or on the 788 in service properties owned, directly or indirectly, by the Company as of June 30, 2009 (the “Properties”), taken as a whole, (ii) the issuance, validity or enforceability of the Securities or (iii) the consummation of any of the transactions contemplated by this Agreement (each a “Material Adverse Effect”). The Operating Partnership and each of the Partnership Subsidiaries is, and at each Closing Date will be, duly qualified or registered to do business and in good standing as a foreign limited partnership in all jurisdictions in which the nature of the activities conducted by it or the character of the assets owned, leased or operated by it makes such qualification or registration necessary, except where failure to obtain such qualification or registration will not have a Material Adverse Effect. Complete and correct copies of the charter documents, partnership agreements and other organizational documents of the Company and its Subsidiaries and all amendments thereto as have been requested by the Underwriters or their counsel have been delivered to the Underwriters or their counsel;
          (j) The Company’s authorized capitalization consists of 10,000,000 shares of preferred stock, par value $0.01 per share, 100,000,000 shares of Common Stock and 65,000,000 shares of excess stock, par value $0.01 per share. All of the Company’s issued and outstanding shares of Common Stock and preferred stock have been duly authorized and are validly issued, fully paid and non-assessable and will have been offered and sold in compliance, in all material respects, with all applicable laws (including, without limitation, federal or state securities laws). The Securities have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when validly issued and delivered pursuant to this Agreement against payment of the Purchase Price, will be duly authorized, validly issued, fully paid and non-assessable and will not be subject to any preemptive or similar right and will have been offered and sold in compliance, in all material respects, with all applicable laws (including, without limitation, federal or state securities laws). The description of the Securities, and the statements related thereto, contained in the Registration Statement or the Prospectus are, and at each Closing Date, will be, complete and accurate in all material respects. Upon payment of the Purchase Price and delivery of certificates representing the Securities in accordance herewith, each of the Underwriters will receive good, valid and marketable title to the Securities, free and clear of all security interests, mortgages, pledges, liens, encumbrances, claims and equities. The form of certificate to be used to evidence the Securities will be in due and proper form and will comply, in all material respects, with all applicable legal requirements. No shares of common or preferred stock of the Company are reserved for any purpose other than securities to be issued pursuant to this Agreement and except as disclosed in the Prospectus;
          (k) The partnership agreement of the Operating Partnership is duly authorized, executed and delivered by the Company, as general partner and a limited partner, and the partnership agreement of each Partnership Subsidiary is duly authorized, validly executed and delivered by each partner thereto and (assuming in the case of the Operating Partnership the due authorization, execution and delivery of the partnership agreement by each limited partner other than the Company) each such partnership agreement will be a valid, legally binding and enforceable in accordance with its terms immediately following each Closing Date subject to (i) the effect of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors and (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought. All of the issued and outstanding shares of capital stock of the Company and each Corporate Subsidiary, all of the outstanding units of general, limited and/or preferred partner interests of the Operating Partnership and each Partnership Subsidiary will have been duly authorized and are validly issued, fully paid and non-assessable; and (except as described in the Prospectus) will be owned directly or indirectly (except in the case of the Company) by the Company or the Operating Partnership, as the case may be, free and clear of all security interests, liens and encumbrances (except for pledges in connection with the loan agreements of the Company, the Operating Partnership and the Subsidiaries), and all of the partnership interests in each Partnership Subsidiary will have been duly authorized and are validly issued, fully paid, and (except as described in the Prospectus) will be owned directly or indirectly by the Company or the Operating Partnership, free and clear of all security interests, liens and encumbrances (except for pledges in connection with the loan agreements of the Company, the Operating Partnership and the Subsidiaries);
          (l) The financial statements, supporting schedules and related notes included in, or incorporated by reference in, the Registration Statement, the Applicable Time Information and the Prospectus comply in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and present fairly the consolidated financial condition of the entity or entities or group presented or included therein, as of the respective dates thereof, and its consolidated results of operations and cash flows for the respective periods covered thereby, are all in conformity with generally accepted accounting principles applied on a consistent basis throughout the entire period involved, except as otherwise disclosed in the Prospectus. The financial information and data included in the Registration Statement, the Applicable Time Information and the Prospectus present fairly the information included or incorporated by reference therein and have been prepared on a basis consistent, except as may be noted therein, with that of the financial statements, schedules and notes included or incorporated by reference in the Registration Statement, the Applicable Time Information and the Prospectus and the books and records of the respective entity or entities or group presented or included therein. Except as otherwise noted in the Registration Statement, the Applicable Time Information and the Prospectus, pro forma and/or as adjusted financial information included or incorporated by reference in the Registration Statement, Applicable Time Information and the Prospectus has been prepared in accordance with the applicable requirements of the Securities Act and the American Institute of Certified Public Accountants (“AICPA”) guidelines with respect to pro forma and as adjusted financial information, and includes all adjustments necessary to present fairly the pro forma and/or as adjusted financial condition of the entity or entities or group presented or included therein at the respective dates indicated and the results of operations and cash flows for the respective periods specified. The Company’s and the Operating Partnership’s respective ratio of combined fixed charges and preferred stock dividends to earnings included in the Prospectus and in Exhibit 12.1 to the Registration Statement has been calculated in compliance with Item 503(d) of Regulation S-K of the Commission. No other financial statements (or schedules) of the Company, the Operating Partnership and the Partnership Subsidiaries or any predecessor of the Company and/or the Operating Partnership and the Partnership Subsidiaries are required by the Securities Act or the Exchange Act to be included in the Registration Statement, the Applicable Time Information or the Prospectus. PricewaterhouseCoopers LLP (the “Accountants”) who have reported on such financial statements, schedules and related notes, are independent registered public accountants with respect to the Company, the Operating Partnership and the Partnership Subsidiaries with the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) (“PCAOB”) and as required by the Securities Act, and there have been no disagreements with any accountants or “reportable events” (as defined in Item 304 of Regulation S-K promulgated by the Commission) required to be disclosed in the Prospectus or elsewhere pursuant to such Item 304 which have not been so disclosed;
          (m) Subsequent to the respective dates as of which information is given in the Registration Statement, the Applicable Time Information and the Prospectus and prior to each Closing Date, (i) there has not been and will not have been, except as set forth in or contemplated by the Registration Statement, the Applicable Time Information, the Prospectus and this Agreement, any change in the capitalization, long term or short term debt or in the capital stock or equity of each of the Company, the Operating Partnership or any of the Subsidiaries which would be material to the Company, the Operating Partnership and the Subsidiaries considered as one enterprise (anything which would be material to the Operating Partnership, the Company and the Subsidiaries, considered as one enterprise, being hereinafter referred to as “Material”), (ii) except as described in the Registration Statement, the Applicable Time Information or the Prospectus, neither the Operating Partnership, the Company nor any of the Subsidiaries has incurred nor will any of them incur any liabilities or obligations, direct or contingent, which would be Material, nor has any of them entered into nor will any of them enter into any transactions, other than pursuant to this Agreement and the transactions referred to herein or as contemplated in the Registration Statement, the Applicable Time Information, the Prospectus and this Agreement, which would be Material, (iii) there has not been any Material Adverse Effect, (iv) except for regular quarterly distributions on the Company’s shares of Common Stock, and the dividends on, and any distributions on redemption of, the shares of the Company’s (a) 6.236% Series F Flexible Cumulative Redeemable Preferred Stock, (b) 7.236% Series G Flexible Cumulative Redeemable Preferred Stock, (c) Series J Cumulative Redeemable Preferred Stock, or (d) Series K Cumulative Redeemable Preferred Stock, the Company has not paid or declared and will not pay or declare any dividends or other distributions of any kind on any class of its capital stock, and (v) except for distributions in connection with regular quarterly distributions on partnership units, the Operating Partnership has not paid any distributions of any kind on its partnership units;
          (n) None of the Company, the Operating Partnership or any of the Subsidiaries is, or as of each Closing Date will be, required to be registered under the Investment Company Act of 1940, as amended (the “1940 Act”);
          (o) To the knowledge of the Company or the Operating Partnership, after due inquiry, except as set forth in the Registration Statement, the Applicable Time Information and the Prospectus, there are no actions, suits, proceedings, investigations or inquiries, pending or, after due inquiry, threatened against or affecting the Operating Partnership, the Company or any of the Subsidiaries or any of their respective officers or directors in their capacity as such or of which any of their respective properties or assets or any Property is the subject or bound, before or by any Federal or state court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, wherein an unfavorable ruling, decision or finding would reasonably be expected to have a Material Adverse Effect;
          (p) The Company, the Operating Partnership and each of the Subsidiaries (i) has, and at each Closing Date will have, (A) all governmental licenses, permits, consents, orders, approvals and other authorizations necessary to carry on its business as contemplated in the Registration Statement, the Applicable Time Information or the Prospectus and are in material compliance with such, and (B) complied in all material respects with all laws, regulations and orders applicable to it or its business and (ii) are not, and at each Closing Date will not be, in breach of or default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, voting trust agreement, loan agreement, bond, debenture, note agreement, lease, contract, joint venture or partnership agreement or other agreement or instrument (collectively, a “Contract or

Other Agreement”) or under any applicable law, rule, order, administrative regulation or administrative or court decree to which it is a party or by which any of its other assets or properties or by which the Properties are bound or affected, except where such default, breach or failure will not, either singly or in the aggregate, have a Material Adverse Effect. To the knowledge of the Operating Partnership, the Company and each of the Subsidiaries, after due inquiry, no other party under any Material contract or other agreement to which it is a party is in default thereunder, except where such default will not have a Material Adverse Effect. None of the Operating Partnership, the Company or any of the Subsidiaries is, nor at any Closing Date will any of them be, in violation of any provision of its articles of incorporation, by-laws, certificate of limited partnership, partnership agreement or other organizational document, as the case may be;
          (q) No Material consent, approval, authorization or order of, or any filing or declaration with, any court or governmental agency or body or any other entity is required in connection with the offering, issuance or sale of the Securities hereunder except such as have been obtained under the Securities Act, the Exchange Act and such as may be required under state securities, Blue Sky or real estate syndication laws or the by-laws, the corporate financing rules or the conflict of interest rules of the Financial Industry Regulatory Authority (“FINRA”) in connection with the purchase and distribution by the Underwriters of the Securities or such as have been received prior to the date of this Agreement, and except for the filing of this Agreement with the Commission as an exhibit to a Form 8-K, which the Company agrees to make in a timely manner;
          (r) The Company and the Operating Partnership have full corporate or partnership power, as the case may be, to enter into this Agreement. This Agreement has been duly and validly authorized, executed and delivered by the Company and the Operating Partnership, to the extent a party thereto, constitutes a valid and binding agreement of the Company and the Operating Partnership, and assuming due authorization, execution and delivery by the Underwriters, and is enforceable against the Operating Partnership in accordance with the terms hereof and thereof, subject to (i) the effect of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors and (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought. The execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, and compliance by each of the Company, the Operating Partnership and the Subsidiaries with its obligations hereunder to the extent each is a party thereto, will not result in the creation or imposition of any lien, charge or encumbrance upon any of the assets or properties of the Operating Partnership, the Company or any of the Subsidiaries pursuant to the terms or provisions of, or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or give any other party a right to terminate any of its obligations under, or result in the acceleration of any obligation under, (a) the certificate of incorporation, by-laws, certificate of limited partnership, partnership agreement or other organizational documents of the Operating Partnership, the Company or any of the Subsidiaries, (b) any Contract or Other Agreement to which the Company, the Operating Partnership or any of the Subsidiaries is a party or by which the Company, the Operating Partnership or any of the Subsidiaries or any of their assets or properties are bound or affected, or violate or conflict with (c) any judgment, ruling, decree, order, statute, rule or regulation of any court or other governmental agency (foreign or domestic) or body applicable to the business or properties of the Operating Partnership, the Company or any of the Subsidiaries or to the Properties, in each case (other than with respect to subclause (a) of this sentence as it applies to the Company, the Operating Partnership and their significant subsidiaries (as defined in Section 6(i)) except for liens, charges, encumbrances, breaches, violations, defaults, rights to terminate or accelerate obligations, or conflicts, the imposition or occurrence of which would not have a Material Adverse Effect;

          (s) As of each Closing Date, the Company, the Operating Partnership and each of the Subsidiaries will have good and marketable title to all properties and assets described in the Registration Statement, the Applicable Time Information and the Prospectus as owned by it, free and clear of all liens, encumbrances, claims, security interests and defects, except such as are described in the Registration Statement, the Applicable Time Information or the Prospectus, or such as secure the loan facilities of the Operating Partnership, the Company and the Subsidiaries, or would not result in a Material Adverse Effect;
          (t) The Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and files reports with the Commission on EDGAR;
          (u) To the knowledge of the Company: (i) no lessee of any portion of the Properties is in default under any of the leases governing such Properties and there is no event which, but for the passage of time or the giving of notice, or both, would constitute a default under any of such leases, except in each case such defaults that would not have a Material Adverse Effect; (ii) the current use and occupancy of each of the Properties complies in all material respects with all applicable codes and zoning laws and regulations, except for such failures to comply which would not individually or in the aggregate have a Material Adverse Effect; and (iii) there is no pending or threatened condemnation, zoning change, environmental or other proceeding or action that will in any material respect affect the size of, use of, improvements on, construction on, or access to the Properties except such proceedings or actions that would not have a Material Adverse Effect;
          (v) The Operating Partnership, the Company and the Partnership Subsidiaries have property, title, casualty and liability insurance in favor of the Operating Partnership, the Company or the Partnership Subsidiaries with respect to each of the Properties, in an amount and on such terms as is reasonable and customary for businesses of the type conducted by the Operating Partnership, the Company and the Partnership Subsidiaries except in such instances where the tenant is carrying such insurance or the tenant is self-insuring such risks;
          (w) Except as disclosed in the Registration Statement, the Applicable Time Information and the Prospectus, and except for activities, conditions, circumstances or matters that would not have a Material Adverse Effect, (i) to the knowledge of the Company and the Subsidiaries, after due inquiry, the operations of the Operating Partnership, the Company and the Subsidiaries are in compliance with all Environmental Laws (as defined below) and all requirements of applicable permits, licenses, approvals and other authorizations issued pursuant to Environmental Laws; (ii) to the knowledge of the Operating Partnership, the Company and the Subsidiaries, after due inquiry, none of the Operating Partnership, the Company or the Subsidiaries has caused or suffered to occur any Release (as defined below) of any Hazardous Substance (as defined below) into the Environment (as defined below) on, in, under or from any Property, and no condition exists on, in, under or adjacent to any Property that could reasonably be expected to result in the incurrence of liabilities under, or any violations of, any Environmental Law or give rise to the imposition of any Lien (as defined below), under any Environmental Law; (iii) none of the Operating Partnership, the Company or the Subsidiaries has received any written notice of a claim under or pursuant to any Environmental Law or under common law pertaining to Hazardous Substances on, in, under or originating from any Property; (iv) none of the Operating Partnership, the Company or the Subsidiaries has actual knowledge of, or received any written notice from any Governmental Authority (as defined below) claiming, any violation of any Environmental Law or a determination to undertake and/or request the investigation, remediation, clean-up or removal of any Hazardous Substance released into the Environment on, in, under or from any Property; and (v) no Property is included or, to the knowledge of the Operating Partnership, the Company or the Subsidiaries, after due inquiry, proposed for inclusion on the National Priorities List issued pursuant to CERCLA (as defined below) by the United States Environmental Protection Agency (the “EPA”), or included on the Comprehensive Environmental

Response, Compensation, and Liability Information System database maintained by the EPA, and none of the Operating Partnership, the Company or the Subsidiaries has actual knowledge that any Property has otherwise been identified in a published writing by the EPA as a potential CERCLA removal, remedial or response site or, to the knowledge of the Company and its Subsidiaries, is included on any similar list of potentially contaminated sites pursuant to any other Environmental Law;
     As used herein, “Hazardous Substance” shall include any hazardous substance, hazardous waste, toxic substance, pollutant or hazardous material, including, without limitation, oil, petroleum or any petroleum-derived substance or waste, asbestos or asbestos-containing materials, PCBs, pesticides, explosives, radioactive materials, dioxins, urea formaldehyde insulation or any constituent of any such substance, pollutant or waste which is subject to regulation under any Environmental Law (including, without limitation, materials listed in the United States Department of Transportation Optional Hazardous Material Table, 49 C.F.R. § 172.101, or in the EPA’s List of Hazardous Substances and Reportable Quantities, 40 C.F.R. Part 302); “Environment” shall mean any surface water, drinking water, ground water, land surface, subsurface strata, river sediment, buildings, structures, and ambient, workplace and indoor and outdoor air; “Environmental Law” shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. § 9601 et seq.) (“CERCLA”), the Resource Conservation and Recovery Act of 1976, as amended (42 U.S.C. § 6901, et seq.), the Clean Air Act, as amended (42 U.S.C. § 7401, et seq.), the Clean Water Act, as amended (33 U.S.C. § 1251, et seq.), the Toxic Substances Control Act, as amended (15 U.S.C. § 2601, et seq.), the Occupational Safety and Health Act of 1970, as amended (29 U.S.C. § 651, et seq.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. § 1801, et seq.), and all other federal, state and local laws, ordinances, regulations, rules and orders relating to the protection of the environment or of human health from environmental effects; “Governmental Authority” shall mean any federal, state or local governmental office, agency or authority having the duty or authority to promulgate, implement or enforce any Environmental Law; “Lien” shall mean, with respect to any Property, any mortgage, deed of trust, pledge, security interest, lien, encumbrance, penalty, fine, charge, assessment, judgment or other liability in, on or affecting such Property; and “Release” shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, emanating or disposing of any Hazardous Substance into the Environment, including, without limitation, the abandonment or discard of barrels, containers, tanks (including, without limitation, underground storage tanks) or other receptacles containing or previously containing and containing a residue of any Hazardous Substance.
     None of the environmental consultants which prepared environmental and asbestos inspection reports with respect to any of the Properties was employed for such purpose on a contingent basis or has any substantial interest in the Operating Partnership, the Company or any of the Subsidiaries, and none of them nor any of their directors, officers or employees is connected with the Operating Partnership, the Company or any of the Subsidiaries as a promoter, selling agent, voting trustee, director, officer or employee.
          (x) The Company, the Operating Partnership and the Subsidiaries are organized and operate in a manner so that the Company qualifies as a real estate investment trust (“REIT”) under Sections 856 through 860 of the Code and the Company has elected to be taxed as a REIT under the Code commencing with the taxable year ended December 31, 1994. The Company, the Operating Partnership and the Subsidiaries intend to continue to be organized and operate so that the Company shall qualify as a REIT for the foreseeable future, unless the Company’s board of directors determines that it is no longer in the best interests of the Company to be so qualified;

          (y) (i) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Code) would have any liability (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code, except for noncompliance that could not reasonably be expected to result in material liability to the Company or its subsidiaries; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption that could reasonably be expected to result in a material liability to the Company or its subsidiaries; (iii) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, the minimum funding standard of Section 412 of the Code or Section 302 of ERISA, as applicable, has been satisfied (without taking into account any waiver thereof or extension of any amortization period) and is reasonably expected to be satisfied in the future (without taking into account any waiver thereof or extension of any amortization period); (iv) the fair market value of the assets of each Plan equal the present value of all benefits accrued under such Plan; (v) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur that either has resulted, or could reasonably be expected to result, in material liability to the Company or its subsidiaries; (vi) neither the Company nor any member of the Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the PBGC, in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan”, within the meaning of Section 4001(a)(3) of ERISA); and (vii) there is no pending audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other governmental agency or any foreign regulatory agency with respect to any Plan that could reasonably be expected to result in material liability to the Company or its subsidiaries;
          (z) Neither the Company nor any member of its Controlled Group maintains, sponsors, contributes to, or has had any liability with respect to an employee pension benefit plan subject to the provisions of Title IV of ERISA;
          (aa) There is no material document or contract of a character required to be described or referred to in the Registration Statement, the Applicable Time Information or the Prospectus or to be filed as an exhibit to the Registration Statement which is not described or filed as required therein, except for the filing of this Agreement with the Commission as an exhibit to a Form 8-K, which the Company agrees to make in a timely manner, and the descriptions thereof or references thereto are accurate in all material respects;
          (bb) None of the Operating Partnership, the Company or any of the Subsidiaries is involved in any labor dispute nor, to the knowledge of the Operating Partnership, the Company or the Subsidiaries, after due inquiry, is any such dispute threatened which would be Material;
          (cc) The Operating Partnership, the Company and the Subsidiaries own, or are licensed or otherwise have the full exclusive right to use, all material trademarks and trade names which are used in or necessary for the conduct of their respective businesses as described in the Prospectus. To the knowledge of the Company or the Operating Partnership, no claims have been asserted by any person to the use of any such trademarks or trade names or challenging or questioning the validity or effectiveness of any such trademark or trade name. The use, in connection with the business and operations of the Operating Partnership, the Company and the Subsidiaries, of such trademarks and trade names does not, to the Company’s or the Operating Partnership’s knowledge, infringe on the rights of any person;

          (dd) Each of the Operating Partnership, the Company and the Subsidiaries has filed all federal, state, local and foreign income tax returns which have been required to be filed (except in any case in which the failure to so file would not result in a Material Adverse Effect) and has paid all taxes required to be paid and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing would otherwise be delinquent, except, in all cases, for any such tax, assessment, fine or penalty that is being contested in good faith and except in any case in which the failure to so pay would not result in a Material Adverse Effect;
          (ee) The Operating Partnership and each of the Partnership Subsidiaries is properly treated as a partnership for U.S. federal income tax purposes and not as a “publicly traded partnership” taxable as a corporation for U.S. federal income tax purposes;
          (ff) No relationship, direct or indirect, exists between or among the Company, the Operating Partnership or the Subsidiaries on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company, the Operating Partnership or the Subsidiaries on the other hand, which is required by the Securities Act to be described in the Registration Statement and the Prospectus which is not so described in such documents and in the Applicable Time Information;
          (gg) The Company has not taken and will not take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Securities, and the Company and the Operating Partnership have not distributed and have agreed not to distribute any prospectus or other offering material in connection with the offering and sale of the Securities other than the Prospectus, any preliminary prospectus filed with the Commission or other material permitted by the Securities Act (which were disclosed to you and your counsel);
          (hh) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets, financial and corporate books and records is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences;
          (ii) Any certificate or other document signed by any officer or authorized representative of the Operating Partnership, the Company or any Subsidiary, and delivered to the Underwriters or to counsel for the Underwriters in connection with the sale of the Securities shall be deemed a representation and warranty by such entity or person, as the case may be, to each Underwriters as to the matters covered thereby;
          (jj) The Registration Statement has been declared effective by the Commission under the Securities Act; no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceeding for that purpose has been instituted, or to the knowledge of the Company or the Operating Partnership, threatened by the Commission or by the state securities authority of any jurisdiction. No order preventing or suspending the use of the Prospectus or any preliminary prospectus has been issued and no proceeding for that purpose has been instituted or, to the knowledge of the Company, threatened by the Commission or by the state securities authority of any jurisdiction;
          (kk) Except for contracts, agreements or understandings entered into in connection with the transfer of properties or other assets to the Operating Partnership, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to include any Common Stock owned or to be owned by such person in the offering contemplated by this Agreement;
          (ll) The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 under the Exchange Act), which (i) are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to each of the Company’s principal executive officer and principal financial officer by others within those entities, particularly during the period which the Company’s quarterly report on Form 10-Q for the quarter ended June 30, 2009 was prepared; (ii) have been evaluated for effectiveness as of the date of the filing of the Prospectus Supplement with the Commission; and (iii) are effective in all material respects to perform the functions for which they were established, except where a failure to be so effective will not have a Material Adverse Effect;
          (mm) Based on its evaluation of its internal controls over financial reporting at December 31, 2008, the Company, the Operating Partnership and their subsidiaries are not aware of (i) any significant deficiency or material weakness in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting. Since the date of the most recent evaluation of such disclosure controls and procedures, there have been no changes in internal controls over financial reporting of the Company, the Operating Partnership or their subsidiaries or in other factors that has materially affected, or is reasonably likely to materially affect, the Company, the Operating Partnership or their subsidiaries’ internal control over financial reporting;
          (nn) There is and has been no failure on the part of the Operating Partnership or any of the Operating Partnership’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications;
          (oo) Neither the Company, the Operating Partnership, nor any of the Subsidiaries nor, to the knowledge of the Company and the Operating Partnership, any director, officer, agent, employee or other person associated with or acting on behalf of the Company and the Operating Partnership or any of the Subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment;
          (pp) The operations of the Company, the Operating Partnership and the Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of the Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company and the Operating Partnership, threatened;

          (qq) None of the Company, the Operating Partnership, any of the Subsidiaries or, to the knowledge of the Company and the Operating Partnership, any director, officer, agent, employee or affiliate of the Company or any of the Subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Company will not, directly or indirectly, use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC;
          (rr) No Subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other Subsidiary of the Company;
          (ss) Neither the Company, the Operating Partnership, nor any of the Subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company, the Operating Partnership or any of the Subsidiaries or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities; and
          (tt) Nothing has come to the attention of the Company or the Operating Partnership that has caused the Company or the Operating Partnership to believe that the statistical and market-related data included in the Registration Statement, the Applicable Time Information and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.
     7. The Company and the Operating Partnership, jointly and severally, agree to indemnify and hold harmless the Underwriters and each person, if any, who controls any Underwriters within the meaning of either Section 15 of the Securities Act or Section 20(a) of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted), that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, (ii) or any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or the Applicable Time Information, or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities are caused by any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information relating to any Underwriters furnished to the Company or the Operating Partnership in writing by such Underwriters through you expressly for use therein.
     Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company and the Operating Partnership, and the Company’s and the Operating Partnership’s officers and directors and each person who controls the Company or the Operating Partnership within the meaning of Section 15 of the Securities Act and Section 20(a) of the Exchange Act, to the same extent as the foregoing indemnity from the Company and the Operating Partnership to such Underwriter, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Company in writing by such

Underwriter through the Representative expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or the Applicable Time Information. For purposes of this Section 7 and Sections 8(b), (f) and (g) the only written information furnished by the Underwriters to the Company expressly for use in the Registration Statement and the Prospectus Supplement is the information in the fourth, tenth, eleventh and twelfth paragraphs under the caption “Underwriting.”
     If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnity may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under paragraph (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under paragraph (a) or (b) above. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary, (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person or (iii) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for the Underwriters and such control persons of the Underwriters shall be designated in writing by the Representative and any such separate firm for the Company, the Operating Partnership, their directors, their officers and such control persons of the Company and the Operating Partnership or authorized representatives shall be designated in writing by the Company or the Operating Partnership. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify any Indemnified Person from and against any loss or liability by reason of such settlement or judgment. If it is ultimately determined that an Indemnified Person was not entitled to indemnification hereunder, such Indemnified Person shall be responsible for repaying or reimbursing the Indemnifying Person for any amounts so paid or incurred by such Indemnifying Person pursuant to this paragraph. No Indemnifying Person shall, without the prior written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement (i) includes an unconditional release of such Indemnified Person from all liability on claims that are the subject matter of such proceeding and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or behalf of an Indemnified Person. In no event shall any Indemnified Person have any liability or responsibility in respect of the settlement or compromise of, or consent to the entry of any judgment with respect to any pending or threatened action or claim effected without its prior written consent.

     If the indemnification provided for in the first and second paragraphs of this Section 7 is unavailable or insufficient to hold harmless an Indemnified Person in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (a) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Operating Partnership on the one hand and the Underwriters on the other hand from the offering of the Securities or (b) if the allocation provided by clause (a) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (a) above but also the relative fault of the Company and the Operating Partnership on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Operating Partnership on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the net proceeds from the offering of such Securities (before deducting expenses) received by the Company and the Operating Partnership and the total underwriting discounts and the commissions received by the Underwriters bear to the aggregate public offering price of the Securities. The relative fault of the Company and the Operating Partnership on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Operating Partnership on the one hand or by the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
     The Company, the Operating Partnership and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 7 are several in proportion to the respective principal amounts of Securities set forth opposite their names in Schedule I hereto, and not joint.
     The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.
     The indemnity and contribution agreements contained in this Section 7 and the representations, warranties and covenants of the Company and the Operating Partnership set forth in this Agreement shall remain operative and in full force and effect regardless of (a) any termination of this Agreement, (b) any investigation made by or on behalf of any Underwriters or any person controlling any Underwriters or by or on behalf of the Company, its officers or directors or any other person controlling the Company or the Operating Partnership and (c) acceptance of and payment for any of the Securities.

     8. The several obligations of the Underwriters hereunder shall be subject to the performance by the Company and the Operating Partnership of their respective obligations hereunder and to satisfaction of each of the following conditions:
          (a) the Registration Statement, including any Rule 462(b) Registration Statement, shall have been filed by the Company and the Operating Partnership with the Commission not earlier than three years prior to the date hereof and shall have become effective under the Securities Act; the Statutory Prospectus and each Issuer Free Writing Prospectus shall have been filed with the Commission pursuant to Rule 424(b) (in the case of such Issuer Free Writing Prospectus, to the extent required under Rule 433 of the Securities Act) within the applicable time period prescribed for such filing by such Rule; no stop order suspending the effectiveness of the Registration Statement or the Statutory Prospectus shall be in effect, and no proceedings for such purpose shall have been commenced or shall be pending before or threatened by the Commission to the knowledge, after due inquiry, of the Company or the Operating Partnership; no stop order suspending the effectiveness of the Registration Statement or the Statutory Prospectus shall be in effect and no proceedings for such purpose shall have been commenced or shall be pending before or threatened by the state securities authority of any jurisdiction, to the knowledge of the Company or the Operating Partnership; and all requests for additional information on the part of the Commission shall have been complied with to your satisfaction;
          (b) all the representations and warranties of the Company and the Operating Partnership contained in this Agreement shall be true and correct on each Closing Date, with the same force and effect as if made on and as of such Closing Date, and each of the Company and the Operating Partnership shall have complied with all agreements and all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date;
          (c) subsequent to the execution and delivery of this Agreement and prior to each Closing Date, there shall not have occurred any downgrading, nor shall any notice have been given of (i) any intended or potential downgrading or (ii) any review or possible change that does not indicate an improvement, in the rating accorded any securities of or guaranteed by the Company or the Operating Partnership by any “nationally recognized statistical rating organization,” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act;
          (d) since the respective dates as of which information is given in the Registration Statement and the Prospectus there shall not have been any material change in the capital stock, partners’ equity or long-term debt of the Company, the Operating Partnership or any of the Subsidiaries on a consolidated basis, except as described or contemplated in the Prospectus or the Applicable Time Information, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, business, prospects, management, properties, financial position, stockholders’ equity, partners’ equity or results of operations of the Company, the Operating Partnership and the Subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Prospectus or the Applicable Time Information, the effect of which in the judgment of Representative makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in the Prospectus or the Applicable Time Information; and other than as set forth in the Prospectus, no proceedings shall be pending or, to the knowledge of the Company or the Operating Partnership, after due inquiry, threatened against the Operating Partnership or the Company or any Property before or by any federal, state or other commission, board or administrative agency, where an unfavorable decision, ruling or finding could reasonably be expected to result in a Material Adverse Effect;
          (e) you shall have received on and as of each Closing Date a certificate signed by the Chief Executive Officer of the Company and the Chief Financial Officer of the Company, in their capacities as officers of the Company, on behalf of the Company for itself and as general partner of the Operating Partnership, satisfactory to you to the effect set forth in subsections (a) through (d) of this Section 8;
          (f) you shall have received on each Closing Date, an opinion or opinions (satisfactory to you and counsel for the Underwriters), dated as of such Closing Date, of Barack Ferrazzano Kirschbaum & Nagelberg LLP, counsel for the Company and the Operating Partnership, to the effect that:
     (i) The Company is duly qualified or registered as a foreign corporation to transact business and is in good standing in each jurisdiction listed on Schedule III hereto.
     (ii) The Operating Partnership and each of the Partnership Subsidiaries is validly existing as a limited partnership in good standing under the laws of its state of organization. The Operating Partnership has the requisite limited partnership power and authority to own, lease and operate its properties and other assets and to conduct the business in which it is engaged and proposes to engage, in each case, as described in the Prospectus, and the Operating Partnership has the requisite limited partnership power to enter into and perform its obligations under this Agreement. The Operating Partnership is duly qualified or registered as a foreign partnership and is in good standing in each jurisdiction listed on Schedule III hereto.
     (iii) To the knowledge of such counsel, other than stock options and restricted stock units issued to employees or directors of the Company or the Operating Partnership, the 4.625% Exchangeable Senior Notes due 2011 issued by the Operating Partnership and units of the Operating Partnership exchangeable for Common Stock or as otherwise described in the Prospectus or the Applicable Time Information, there are no outstanding securities convertible into or exchangeable for any Common Stock and no outstanding options, rights (preemptive or otherwise) or warrants to purchase or to subscribe for Common Stock. To the knowledge of such counsel, all of the outstanding partnership interests of the Operating Partnership and each of the Partnership Subsidiaries have been duly authorized and validly issued.
     (iv) To the knowledge of such counsel, none of the Company, the Operating Partnership or the Subsidiaries is in violation of or default under its charter, bylaws, certificate of limited partnership or partnership agreement, as the case may be, and none of such entities is in default in the performance or observance of any obligation, agreement, covenant or condition (other than any financial covenants, upon which such counsel expresses no opinion) contained in (i) that certain Fifth Amended and Restated Unsecured Revolving Credit Agreement, dated as of September 28, 2007, among the Operating Partnership, the Company, JPMorgan Chase Bank, N.A., and certain other banks (as subsequently amended, the “Credit Agreement”), or (ii) any agreements and instruments filed as exhibits to the Registration Statement, the Company’s and the Operating Partnership’s Annual Report on Form 10-K for the year ended December 31, 2008, the Company’s and the Operating Partnership’s Quarterly Reports on Form 10-Q for the quarters ended March 31 and June 30, 2009, the Company’s Current Reports on Form 8-K filed with the Commission on January 12, 2009, March 3, 2009 and July 16, 2009 (the “Exhibit Filings”), in each case as amended, if applicable, to which such entity is a party or by which such entity may be bound, or to which any of the property or assets of such entity may be subject or by which they may be bound (it being understood that such counsel may assume compliance with the financial covenants contained in any such document), except in each case for violations or defaults which in the aggregate are not reasonably expected to have a Material Adverse Effect.
     (v) This Agreement was duly and validly authorized, executed and delivered by each of the Company and the Operating Partnership.
     (vi) The Registration Statement has been declared effective under the Securities Act, the Prospectus was filed with the Commission pursuant to Rule 424, within the applicable time period prescribed by Rule 424, and, to such counsel’s knowledge, no stop order suspending the effectiveness of the Registration Statement or the Prospectus has been issued and no proceeding for that purpose is pending or threatened by the Commission.
     (vii) The execution and delivery of this Agreement, the issuance and sale of the Securities, the performance by the Company and the Operating Partnership of their respective obligations under this Agreement, and the consummation of the transactions herein contemplated will not require, to such counsel’s knowledge, any consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body (except such as may be required under the Securities Act, the by-laws, corporate financing rules and the conflict of interest rules of FINRA, the rules of the NYSE or state securities, Blue Sky or real estate syndication laws in connection with the purchase and distribution of the Securities by the Underwriters, or such as have been received prior to the date of this letter) and did not and do not conflict with or constitute a breach or violation of or default under: (1) the Credit Agreement; (2) any Exhibit Filing, in each case as amended, if applicable, to which any such entity is a party or by which it or any of them or any of their respective properties or other assets may be bound or subject and of which such counsel is aware; (3) the certificate of limited partnership or partnership agreement, as the case may be, of the Operating Partnership, Securities, L.P. and the Financing Partnership or the articles of incorporation or bylaws, as the case may be, of the Company, FIFC or FISC; (4) any applicable law, rule or administrative regulation of the federal government (or agency thereof) of the United States, or (5) any order or administrative or court decree issued to or against, or concerning any or all of the Company, the Operating Partnership and the Subsidiaries (it being understood that such counsel may assume compliance with the financial covenants contained in any such document), except in each case for conflicts, breaches, violations or defaults that in the aggregate are not reasonably expected to have a Material Adverse Effect.
     (viii) To the knowledge of such counsel, no material authorization, approval, consent or order of any court or governmental authority or agency or any other entity is required in connection with the offering, issuance or sale of the Securities hereunder, except such as may be required under the Securities Act, the by-laws, corporate financing rules and the conflict of interest rules of FINRA, the rules of the NYSE or state securities, Blue Sky or real estate syndication laws, or such as have been received prior to the date of such opinion.
     (ix) The Registration Statement, at the time it became effective, the preliminary Prospectus Supplement (together with the Base Prospectus), as of the date of the preliminary Prospectus Supplement, and the Prospectus, as of the date of the Prospectus Supplement (in each case, other than the financial statements, including the notes and schedules thereto, and other financial data set forth or incorporated by reference therein, statistical data set forth or incorporated by reference therein that is found in or derived from the internal accounting records of the Company, or the information under the captions “Notice to Canadian Residents,” “Underwriting – United Kingdom,” “Underwriting – European Economic Area,” “Underwriting – France,” and “Underwriting – Switzerland,” as to which no opinion need be rendered), complied as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act.
     (x) The instruments and actions required under this Agreement are sufficient to convey to the Underwriters good and valid title to the Securities, free and clear of all security interests, mortgages, pledges, liens, encumbrances, claims and equities if such Underwriter acquires such Securities in good faith and without notice of any such security interests, mortgages, pledges, liens, encumbrances, claims or equities.
     (xi) The information in the Prospectus Supplement and the Applicable Time Information under “Certain U.S. Federal Income Tax Considerations,” and in the Prospectus under “Certain U.S. Federal Income Tax Considerations” (as modified by the information in the Prospectus Supplement), to the extent that it constitutes statements of law, descriptions of statutes, rules or regulations, or summaries of documents or legal conclusions, has been reviewed by us and is correct in all material respects and presents fairly the information required to be disclosed therein.
     (xii) To such counsel’s knowledge, there is no document or contract of a character required to be described or referred to in the Registration Statement, the preliminary Prospectus Supplement (together with the Base Prospectus) and the Prospectus by the Securities Act other than those described or referred to therein, and the descriptions thereof or references thereto are accurate in all material respects; and to such counsel’s knowledge, there is no document or contract required to be filed as an exhibit to the Registration Statement which is not filed as required.
     (xiii) The partnership agreement of each of the Operating Partnership, Securities, L.P. and the Financing Partnership has been duly authorized, validly executed and delivered by each of the Company and the Partnership Subsidiaries, to the extent they are parties thereto, and is valid, legally binding and enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
     (xiv) The Company and the Operating Partnership satisfied all conditions and requirements for filing the Registration Statement on Form S-3 under the Securities Act.
     (xv) Neither the Company nor the Subsidiaries is required to be registered as an investment company under the Investment Company Act of 1940 Act, as amended.
     (xvi) Commencing with the Company’s taxable year ended December 31, 1994, the Company has been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code, and the Company’s current and proposed method of operation (as represented by the Company to such counsel in a written certificate) will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code.

     (xvii) To the knowledge of such counsel, there are no legal or governmental proceedings pending or threatened against the Company, the Operating Partnership, the Partnership Subsidiaries, the Corporate Subsidiaries or the Additional Subsidiaries that do, or are reasonably expected to, have a Material Adverse Effect.
     In addition, Barack Ferrazzano Kirschbaum & Nagelberg LLP shall state, in a separate letter, that they have participated in conferences with officers and other representatives of the Company and the Operating Partnership, representatives of the independent registered public accounting firm for the Company and representatives of the Underwriters at which the contents of the Registration Statement, the Applicable Time Information and the Prospectus and related matters were discussed. On the basis thereof, (relying to the extent such counsel deems appropriate upon the opinions of officers and other representatives of the Company as to the materiality to the Company of the matters discussed) but without independent verification by such counsel of, and without passing upon or assuming any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Applicable Time Information or the Prospectus or any amendments or supplements thereto, no facts have come to the attention of such counsel that lead them to believe that (i) the Registration Statement, including the documents incorporated therein by reference, at the time the Registration Statement became effective, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, (ii) the Prospectus, as of its date or as of such Closing Date, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or (iii) the Applicable Time Information, as of the Applicable Time, contained any untrue statement of a material fact or omitted to state material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no comment with respect to the financial statements, including the notes and schedules thereto, or any other financial or statistical data that is found in or derived from the internal accounting records of the Company or the Operating Partnership, in each case as set forth in or incorporated by reference into the Registration Statement, the Prospectus or the Applicable Time Information).
     In giving its opinion, such counsel may rely (i) as to all matters of fact, upon representations, statements or certificates of public officials and statements of officers, directors, partners, employees and representatives of and accountants for each of the Company and its Subsidiaries, (ii) as to matters of Maryland law, on the opinion of McGuireWoods LLP, Baltimore, Maryland, and (iii) as to the good standing and qualification of the Company and the Operating Partnership to do business in any state or jurisdiction, upon certificates of appropriate government officials and letters from Corporation Service Company, copies of which have been furnished to you.
          (g) You shall have received on each Closing Date, an opinion (satisfactory to you and counsel for the Underwriters), dated as of such Closing Date, of McGuireWoods LLP, special Maryland counsel for the Company, to the effect that:
     (i) The Company and each of the Corporate Subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland.
     (ii) The Company and each of the Corporate Subsidiaries has the corporate power and authority to own, lease and operate its properties and other assets and to conduct the business in which it is engaged or proposes to engage, in each case to the extent described in the Prospectus, and the Company has the corporate power and authority to enter into and perform its obligations under this Agreement.

     (iii) The Company’s authorized capitalization consists of ten million (10,000,000) shares of preferred stock, par value $0.01 per share, one hundred million (100,000,000) shares of common stock, par value $0.01 per share, and sixty-five million (65,000,000) shares of excess stock, par value $0.01 per share. Assuming (i) all of the issued and outstanding shares of capital stock of the Company (the “Outstanding Shares”) have been issued in accordance with previously issued written opinions of such counsel relating thereto and all applicable resolutions, and (ii) receipt of adequate consideration in exchange therefor, all of the Outstanding Shares have been duly authorized, are validly issued, fully paid and nonassessable. All one hundred (100) shares of the common stock of FISC subscribed for by the Company have been duly authorized and, assuming receipt of the consideration as provided in that certain Written Consent to Action of the Board of Directors Without a Meeting dated August 14, 1995 (and the Offering Terms attached thereto as Exhibit C), are validly issued, fully paid and nonassessable. All one million five hundred thousand (1,500,000) shares of the 9-1/2% Series A Cumulative Preferred Stock, $.01 par value per share, of FISC subscribed for by the Company have been duly authorized and, assuming receipt of the consideration as provided in those certain Minutes of Special Meeting of the Board of Directors held on November 13, 1995 (and the Offering Terms attached thereto as Exhibit C), are validly issued, fully paid and nonassessable. All one thousand (1,000) shares of the common stock of FIIC subscribed for by the Company have been duly authorized and, assuming receipt of the consideration as provided in that certain Written Consent to Action of the Board of Directors Without a Meeting dated March 13, 1996 (and the Offering Terms attached thereto as Exhibit C), are validly issued, fully paid and nonassessable. All one hundred (100) shares of the common stock of FIFC subscribed for by the Company have been duly authorized and, assuming receipt of the consideration as provided in that certain Written Consent to Action of the Board of the Directors Without a Meeting dated June 10, 1994 (and the Offering Terms attached thereto as Exhibit C), are validly issued, fully paid and nonassessable. All one thousand (1,000) shares of the common stock of FIMC subscribed for by the Company have been duly authorized and, assuming receipt of the consideration as provided in that certain Written Consent to Action of the Board of the Directors Without a Meeting dated December 14, 1995 (and the Offering Terms attached thereto as Exhibit C), are validly issued, fully paid and nonassessable. All one hundred (100) shares of the common stock of FIPC subscribed for by the Company have been duly authorized and, assuming receipt of the consideration as provided in that certain Written Consent to Action of the Board of Directors Without a Meeting dated December 22, 1994 (and the Offering Terms attached thereto as Exhibit C), are validly issued, fully paid and nonassessable. All fifty (50) shares of the voting common stock of FIDSI subscribed for by the Company have been duly authorized and, assuming receipt of the consideration as provided in that certain Written Consent of the Board of Directors For Action In Lieu of an Organizational Meeting dated as of May 21, 1996 (and the Subscription Agreement of same date between the Company and FIDSI), are validly issued, fully paid and nonassessable. All one hundred (100) shares of the voting common stock of FIIP subscribed for by First Industrial Investment, Inc. (“FIII”) have been duly authorized and, assuming receipt of the consideration as provided in that certain Written Consent to Organizational Corporate Action by the Sole Director dated as of August 19, 2009 (and the Pre-Incorporation Subscription Agreement of same date between FIII and FIIP), are validly issued, fully paid and nonassessable. All one hundred (100) shares of the common stock of FIHC subscribed for by the Company have been duly authorized and, assuming receipt of the consideration as provided in that certain Written Consent to Action of the Board of Directors Without a Meeting dated June 7, 1995 (and the

Subscription Agreement attached thereto as Exhibit C), are validly issued, fully paid and nonassessable.
     (iv) The Securities have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when validly issued and delivered by the Company pursuant to this Agreement against payment of the Purchase Price, will be duly authorized, validly issued, fully paid and nonassessable. To the extent Maryland law provides the basis for determination, the Underwriters are receiving good, valid and marketable title to the Securities to be received by them free and clear of all security interests, mortgages, pledges, liens, encumbrances, claims and equities arising by or through the Company, provided that the Underwriters acquire such Securities in good faith and without notice of any such security interests, mortgages, pledges, liens, encumbrances, claims or equities. The issuance of the Securities is not subject to any preemptive or other similar rights arising under the Maryland General Corporation Law, the Company’s charter or bylaws, as amended to date, or, to such counsel’s knowledge, any written agreement to which the Company is a party.
     (v) The terms of the Securities conform in all material respects to all statements and descriptions related thereto contained in the Registration Statement and the Prospectus.
     (vi) The execution and delivery of this Agreement has been duly and validly authorized by the Company on behalf of itself and the Operating Partnership.
     (vii) The execution and delivery of this Agreement, the performance of the obligations and the consummation of the transactions set forth herein by the Company will not require, to such counsel’s knowledge, any consent, approval, authorization or other order of any Maryland court, regulatory body, administrative agency or other Maryland governmental body (except as such may be required under the Securities Act or other federal or state securities, blue sky or real estate syndication laws and regulations) and did not and do not conflict with or constitute a breach or a violation of or default under: (1) the charter or bylaws, as the case may be, of the Company; or (2) except with respect to Maryland securities or blue sky laws or real estate syndication laws and regulations, any applicable Maryland law, rule or administrative regulation or any Maryland order or administrative or court decree known to such counsel, except in each case for conflicts, breaches, violations or defaults that in the aggregate would not have a Material Adverse Effect on the issuance and sale of the Securities or the performance by the Company of the obligations set forth in this Agreement.
     (viii) The information in the Prospectus under “Certain Provisions of Maryland Law and the Company’s Charter and Bylaws” and “Restrictions on Transfer of Capital Stock”, and “Description of Common Stock” and in Part II of the Registration Statement under Item 15, to the extent that such information constitutes statements of law, descriptions of statutes, rules or regulations, summaries of documents or legal conclusions, has been reviewed by such counsel and, as to Maryland law, is correct in all material respects and presents fairly the information disclosed therein.
     (ix) The Company was authorized, as general partner of the Operating Partnership, to amend and restate the Operating Partnership’s Eleventh Amended and Restated Limited Partnership Agreement, as amended to the date hereof (the “Operating

Partnership Agreement”) by and among the Company and those limited partners identified in the Operating Partnership Agreement.
     (x) FISC was authorized by written consent of its board of directors dated October 19, 1995 to enter into that certain Limited Partnership Agreement of First Industrial Securities, L.P.
     (xi) FIIC was authorized by written consent of its board of directors dated October 18, 1996 to enter into that certain Limited Partnership Agreement of First Industrial Indianapolis, L.P.
     (xii) FIFC was authorized by written consent of its sole director dated June 22, 1994 to enter into that certain Limited Partnership Agreement by and between FIFC and the Operating Partnership.
     (xiii) FIMC was authorized by written consent of its board of directors dated December 27, 1995 to enter into that certain Limited Partnership Agreement by and between FIMC and the Operating Partnership.
     (xiv) FIPC was authorized by written consent of its board of directors dated January 26, 1996 to enter into that certain Limited Partnership Agreement of First Industrial Pennsylvania, L.P. (the “Pennsylvania Partnership Agreement”) and by written consent of its board of directors dated November 17, 1995 to enter into that certain First Amendment to the Pennsylvania Partnership Agreement.
     (xv) FIDSI was authorized by written consent of its board of directors dated May 21, 1996 to enter into that certain Limited Partnership Agreement of First Industrial Development Services, L.P.
     (xvi) FIHC was authorized by written consent of its board of directors dated October 18, 1996 to enter into that certain Limited Partnership Agreement of First Industrial Harrisburg, L.P.
          (h) On the date hereof, the Accountants shall have furnished to the Underwriters a letter, dated the date of its delivery, addressed to the Underwriters and in form and substance satisfactory to the Underwriters (and to its counsel), confirming that they are independent registered public accountants with respect to the Company, the Operating Partnership and the Subsidiaries as required by the Securities Act and with respect to the financial and other statistical and numerical information contained in the Registration Statement and the Prospectus and containing statements and information of the type ordinarily included in accountants’ “comfort letters” as set forth in the AICPA’s Statement on Auditing Standards 72. At each Closing Date, the Accountants shall have furnished to the Underwriters a letter, dated the date of its delivery, which shall confirm, on the basis of a review in accordance with the procedures set forth in the letter from it, that nothing has come to its attention during the period from the date of the letter referred to in the prior sentence to a date (specified in the letter) not more than five days prior to such Closing Date, which would require any change in its letter dated the date hereof if it were required to be dated and delivered at such Closing Date.
          (i) You shall have received on each Closing Date an opinion, dated as of such Closing Date, of Clifford Chance US LLP (“CC”), counsel for the Underwriters, as to the matters referred to in clauses (ii) (with respect to the Operating Partnership and the first sentence only), (v), (vi), (ix) and (x) of Section 8(f), and to clause (i) (with respect to the Company only) of Section 8(g) and, in addition, CC shall make statements similar to those contained in the paragraph following Section 8(f)(xvii) hereto and shall be entitled to rely on those persons described in the second paragraph following Section 8(f)(xvii) hereto with respect to the matters described therein.
     In giving its opinion, such counsel may rely (A) as to matters of Maryland law, on the opinion of McGuireWoods LLP, Baltimore, Maryland, which opinion shall be in form and substance reasonably satisfactory to counsel for the Underwriters and (B) as to the good standing and qualification of the Company, the Corporate Subsidiaries and the Partnership Subsidiaries to do business in any state or jurisdiction, upon certificates of appropriate governmental officials or opinions of counsel in such jurisdictions.
          (j) If the Registration Statement or an offering of Securities has been filed with the FINRA for review, FINRA shall not have raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.
          (k) The Company, the Operating Partnership and the Subsidiaries shall not have failed at or prior to each Closing Date to perform or comply with any of the agreements pursuant to Section 4 herein contained or required to be performed or complied with by the Company and the Operating Partnership at or prior to such Closing Date.
          (l) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of each Closing Date prevent the issuance or sale of the Securities; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of such Closing Date prevent the issuance or sale of the Securities.
          (m) The Representative shall have received on and as of each Closing Date satisfactory evidence of the good standing of the Company, the Operating Partnership and the Subsidiaries in their respective jurisdictions of organization and their good standing as foreign entities in such other jurisdictions as the Representative may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.
          (n) The “lock-up” agreements, each substantially in the form of Exhibit A hereto, between you and certain stockholders, officers and directors of the Company listed on Schedule IV hereto relating to sales and certain other dispositions of shares of the Securities or certain other securities, delivered to you on or before the date hereof, shall be full force and effect on each Closing Date.
          (o) The Securities shall be approved for listing on the NYSE.
          (p) You shall have received on each Closing Date a Company certificate, executed on behalf of the Company by the Chief Financial Officer of the Company, mutually agreeable relating to the Company’s financial reporting in each of the (i) Registration Statement; (ii) Annual Report on Form 10-K for the fiscal year ended December 31, 2008; (iii) Quarterly Reports on Form 10-Q for the quarters ended March 31, 2009 and June 30, 2009; (iv) definitive proxy statement on Schedule 14A; (v) press release dated September 29, 2009; and (vi) road show, dated September 29, 2009;
          (q) At each Closing Date, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities, as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Operating Partnership and the Company in connection with the issuance and sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Underwriters and counsel for the Underwriters.
     Except to the extent the text of such is as set forth herein, the opinions and certificates mentioned in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in all material respects satisfactory to you and to CC, counsel for the Underwriters.
     9. Notwithstanding anything herein contained, this Agreement may be terminated in your absolute discretion by notice given to the Company, if after the execution and delivery of this Agreement and prior to the First Closing Date, or in the case of the Optional Securities, prior to each Optional Closing Date, (a) the Company and the Operating Partnership shall have failed, refused or been unable, at or prior to the First Closing Date, or each Optional Closing Date, as the case may be, to perform any agreements on its part to be performed hereunder, (b) any other conditions to the Underwriters’ obligations hereunder are not fulfilled, (c) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the NYSE, the American Stock Exchange, FINRA, the Chicago Board Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (d) trading of any securities of or guaranteed by the Company and the Operating Partnership shall have been suspended on any exchange or in any over-the-counter market, (e) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities; (f) there shall have occurred any major disruption of settlements of securities or clearance services in the United States; or (g) there shall have occurred any outbreak or escalation of hostilities or act of terrorism involving the United States or any change in financial markets or any calamity or crisis that, in the judgment of the Representative is material and adverse and which, in the judgment of the Representative makes it impracticable or inadvisable to proceed with the offer, sale or delivery of the Securities on the terms and in the manner contemplated, by this Agreement, the Applicable Time Information, and the Prospectus.
     10. (a) If, on each Closing Date any Underwriter defaults on its obligation to purchase the Securities that it has agreed to purchase hereunder on such date, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Securities by other persons satisfactory to the Company and the Operating Partnership on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Securities, then the Company and the Operating Partnership shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Securities on such terms. If other persons become obligated or agree to purchase the Securities of a defaulting Underwriter, either the non-defaulting Underwriters, the Company or the Operating Partnership may postpone such Closing Date for up to five full Business Days in order to effect any changes that in the opinion of counsel for the Company and the Operating Partnership or counsel for the Underwriters may be necessary in the Registration Statement and the Prospectus or in any other document or arrangement, and the Company and Operating Partnership agree to promptly prepare any amendment or supplement to the Registration Statement and the Prospectus that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule I hereto that, pursuant to this Section 10, purchases the Securities that a defaulting Underwriter agreed but failed to purchase.
          (b) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters, the Company and the Operating Partnership as provided in paragraph (a) above, the aggregate number of Securities that remain unpurchased on each Closing Date does not exceed one-eleventh of the aggregate number of Securities to be purchased on such date, then the Company and the Operating Partnership shall have the right to require each non-defaulting Underwriter to purchase the number of Securities that such Underwriter agreed to purchase hereunder on such date plus such Underwriter’s pro rata share (based on the number of Securities that such Underwriter agreed to purchase on such date) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made.
          (c) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters, the Company and the Operating Partnership as provided in paragraph (a) above, the aggregate number of Securities that remain unpurchased on each Closing Date exceeds one-eleventh of the aggregate amount of shares of the Securities to be purchased on such date, or if the Company and the Operating Partnership shall not exercise the right described in paragraph (b) above, then this Agreement or, with respect to any Optional Closing Date, the obligation of the Underwriters to purchase the Optional Securities on each Optional Closing Date, shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 10 shall be without liability on the part of the Company or the Operating Partnership, except that the Company and the Operating Partnership will continue to be liable for the payment of expenses as set forth in Section 11 hereof and except that the provisions of Section 7 hereof shall not terminate and shall remain in effect.
          (d) Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company, the Operating Partnership or any non-defaulting Underwriter for damages caused by its default.
     11. (a) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company and the Operating Partnership will pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities and any taxes payable in that connection; (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, each preliminary prospectus, any Issuer Free Writing Prospectus, the Applicable Time Information and the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof; (iii) the fees and expenses of the Company’s counsel and independent accountants; (iv) the fees and expenses incurred in connection with the registration or qualification of the Securities under the state or foreign securities or blue sky laws of such jurisdictions as the Representative may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related fees and expenses of counsel for the Underwriters); (v) the costs and charges of any transfer agent and any registrar; (vi) all expenses and application fees incurred in connection with any filing with, and clearance of the offering by, FINRA, if any; (vii) all expenses incurred by the Company in connection with any “road show” presentation to potential investors; and (viii) all expenses and application fees related to the listing of the Securities on the NYSE.
          (b) If (i) this Agreement is terminated pursuant to Section 9, (ii) the Company for any reason fails to tender the Securities for delivery to the Underwriters or (iii) the Underwriters decline to purchase the Securities for any reason permitted under this Agreement, the Company agrees to reimburse the Underwriters for all out-of-pocket costs and expenses (including the fees and expenses of their counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby.
     12. In the event of termination of this Agreement, the provisions of Sections 7, 11 and 13 remain operative and in full force and effect.
     13. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company and the Operating Partnership and the Underwriters contained in this Agreement or made by or on behalf of the Company, the Operating Partnership or the Underwriters

pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company, the Operating Partnership or the Underwriters.
     14. This Agreement shall inure to the benefit of and be legally binding upon the Company, the Operating Partnership, the Underwriters, any controlling persons referred to herein and their respective successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person, firm or corporation any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. No purchaser of Securities from any Underwriters shall be deemed to be a successor by reason merely of such purchase.
     15. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be given to the Underwriters, c/o J.P. Morgan Securities Inc. at 383 Madison Avenue, New York, New York 10179 hereto, with a copy to Clifford Chance US LLP, 31 West 52nd Street, New York, New York 10019, Attention: Larry P. Medvinsky, Esq. Notices to the Company shall be given to it at First Industrial Realty Trust, Inc., 311 South Wacker Drive, Suite 4000, Chicago, Illinois, 60606, Attention: John H. Clayton, Esq., with a copy to Barack Ferrazzano Kirschbaum & Nagelberg LLP, 200 West Madison Street, Suite 3900, Chicago, Illinois 60606, Attention: Will Turner, Esq.
     16. Absence of Fiduciary Relationship. The Company acknowledges and agrees that:
          (a) The Underwriters have been retained solely to act as underwriters in connection with the sale of the Company’s securities and that no fiduciary, advisory or agency relationship between the Company and the Underwriters has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether the Underwriters have advised or is advising the Company on other matters;
          (b) the price of the securities set forth in this Agreement was established by the Company following discussions and arms-length negotiations with the Underwriters, and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement;
          (c) it has been advised that the Underwriters and its affiliates are engaged in a broad range of transactions which may involve interests that differ from those of Company and that the Underwriters have no obligation to disclose such interests and transactions to Company by virtue of any fiduciary, advisory or agency relationship; and
          (d) it waives, to the fullest extent permitted by law, any claims it may have against the Underwriters for breach of fiduciary duty or alleged breach of fiduciary duty in respect of the transactions contemplated by this Agreement and agrees that the Underwriters shall have no liability (whether direct or indirect) to Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company.
     17. This Agreement may be signed in counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.
     18. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the conflicts of laws provisions thereof.

     19. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.
[Signatures begin on following page.]

Very truly yours,

FIRST INDUSTRIAL REALTY TRUST, INC.

By:	/s/ John H. Clayton

John H. Clayton
Vice President – Corporate Legal and Secretary

FIRST INDUSTRIAL, L.P.

By:	First Industrial Realty Trust, Inc., as its sole general partner

By:	/s/ John H. Clayton

John H. Clayton
Vice President – Corporate Legal and Secretary

J.P. MORGAN SECURITIES INC.
As representative of the several Underwriters
By: J.P. MORGAN SECURITIES INC.

By:	/s/ Eddy Allegaerd

Eddy Allegaerd
Executive Director

SCHEDULE I

Underwriters	Number of Securities to be Purchased
J.P. Morgan Securities Inc.	6,250,000
Wells Fargo Securities, LLC	4,375,000
Morgan Keegan & Company, Inc.	750,000
Piper Jaffray & Co.	375,000
PNC Capital Markets LLC	187,500
Comerica Securities, Inc.	187,500
Macquarie Capital (USA) Inc.	187,500
Raymond James & Associates, Inc.	187,500